UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2023 (December 12, 2023)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35975 (Commission File Number)	27-1650905 (IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO (Address of principal executive offices)	80021 (Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, pursuant to the Amended and Restated Employment Agreement between Gogo Inc. (the “Company”) and Karen Jackson dated February 10, 2020 (the “Employment Agreement”), as amended, Ms. Jackson’s employment as Executive Vice President and Chief People Experience Officer of the Company was scheduled to automatically end on January 1, 2024. On December 12, 2023, the Company and Ms. Jackson came to a mutual agreement to extend the transition term under the Employment Agreement, such that Ms. Jackson’s employment will end on April 1, 2024. Ms. Jackson’s departure from the Company is not due to any disagreement with the Company on any matter regarding its operations, practices or policies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOGO INC.

By: /s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel and Secretary

Date: December 13, 2023